EX-10.1

AMENDMENT NO. 1 TO
SENIOR SECURED NOTE PURCHASE AGREEMENT

This Amendment No. 1 to the Senior Secured Note Purchase Agreement (this “Amendment”), dated as of July 26, 2024, is entered into by, among others, Roadzen, Inc., a Delaware corporation (the “Issuer”) each undersigned Subsidiary of the Issuer party to the Existing Note Purchase Agreement (as defined below) as Guarantors (each a “Guarantor” and together with the Issuer, collectively, the “Note Parties” and, each, a “Note Party”), the undersigned Purchasers (collectively, the “Purchasers” and each, a “Purchaser”), and Mizuho Securities USA LLC (“MSUSA”), as administrative agent and collateral agent (collectively in such capacities, the “Agent”).

RECITALS

WHEREAS, the Issuer and the Guarantors are party to that certain Senior Secured Note Purchase Agreement, dated as of June 30, 2023 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Existing Note Purchase Agreement” and as amended by this Amendment, the “Note Purchase Agreement”), pursuant to which the Issuer issued, and the Purchasers purchased, senior secured notes (the “Notes”) in an aggregate principal amount of $7,500,000 (the “Original Principal Amount”), with a maturity date of June 30, 2024 (the “Original Maturity Date”);

WHEREAS, pursuant to a Request for Payment Waiver (the “Waiver”), dated as of June 30, 2024, the Issuer requested that the Agent and Purchasers waive the Issuer’s obligations to make all payments of principal, interest, and any other amount that may be due and payable under the Notes and the Existing Note Purchase Agreement on or before the Original Maturity Date until July 31, 2024 (the “Extended Maturity Date”), and the Agent and Purchasers agreed to the Waiver and the Extended Maturity Date;

WHEREAS, subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 4 hereof, the Issuer and Guarantors have requested, and the Agent and Purchasers have agreed, to a further extension of the maturity of the obligations under the Agreement until December 31, 2024;

WHEREAS, the Issuer and the Guarantors have requested, and Purchasers have agreed, to purchase an additional $4,000,000 in principal amount of Notes (the “Amendment No. 1 Notes”), on the terms and subject to the conditions set forth herein and in the Note Documents, increasing the aggregate principal amount of the Notes to $11,500,000 (the “New Principal Amount”);

WHEREAS, the Agent and the Notes Parties have agreed that $826,229.51 (the “Interest Reserve Amount”) of the purchase price for the Amendment No. 1 Notes will be held in a controlled account specified by the Agent for the benefit of the Secured Parties for the purpose of ensuring timely payment of interest on the Notes; and

WHEREAS, the Issuer, the Guarantors, the Purchasers and Agent wish to amend the Existing Note Purchase Agreement, on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1.
Defined Terms. Unless otherwise defined in this Amendment, all capitalized terms used but not defined in this Amendment have the meanings assigned to them in the Note Purchase Agreement. The parties hereto hereby expressly agree that this Amendment shall constitute a Note Document for all purposes of the Note Purchase Agreement and the other Note Documents.
2.
Additional Notes. Subject to the terms and conditions of this Amendment and the Note Purchase Agreement, each Purchaser hereby commits to purchase Amendment No. 1 Notes on the Amendment No. 1 Effective Date in the aggregate amount set forth opposite such Purchaser’s name on Schedule 1 attached hereto under the heading “Amendment No. 1 Notes”. Each party hereto acknowledges and agrees that, effective as of the Amendment No. 1 Effective Date, all Amendment No. 1 Notes shall be deemed to be “Notes”, in each case, for all purposes in connection with the Note Purchase Agreement and the other Note Documents. The Amendment No. 1 Notes shall have the same terms and provisions as, and constitute a part of, the Closing Date Notes, as further set forth herein and in the Note Purchase Agreement and shall be due and payable in full on the Maturity Date.
3.
Amendments to Existing Note Purchase Agreement; Exchange of Notes. On the Amendment No. 1 Effective Date, the Existing Note Purchase Agreement is amended as follows:
a.
The last line of the cover page of the Existing Note Purchase Agreement is replaced in its entirety with the following:

“Up to $11,500,000 of Senior Secured Notes Due December 31, 2024”

b.
The third “WHEREAS” clause in the Recitals is hereby amended and restated in its entirety as follows:

WHEREAS, on the Closing Date, the Issuer will issue, and the Purchasers will purchase, senior secured notes in an aggregate initial principal amount of up to Seven Million Five Hundred Thousand Dollars ($7,500,000);

c.
The Recitals are hereby amended to insert the following Recital following the third “WHEREAS” clause:

WHEREAS, on the Amendment No. 1 Effective Date, (i) the Issuer will issue, and the Purchasers on Schedule 1 to Amendment No. 1 will purchase, additional senior secured notes in an aggregate initial principal amount of up to Four Million Dollars ($4,000,000), at the initial purchase price thereof set forth beside such Purchaser’s name on Schedule 1 to Amendment No. 1 and (ii) the total amount of such outstanding Notes shall equal an aggregate initial principal amount of up to Eleven Million Five Hundred Thousand Dollars ($11,500,000), at the initial purchase price thereof set forth beside such Purchaser’s name on Appendix A;

d.
The following definitions are hereby added Section 1.1 of the Existing Note Purchase Agreement in their proper alphabetical order:

“Amendment No. 1” means that certain Amendment No. 1 to the Senior Secured Note Purchase Agreement, dated as of July 26, 2024, by and among, the Issuer, the Guarantors party thereto, the Purchasers party thereto and the Agent.

“Amendment No. 1 Effective Date” has the meaning given to such term in the Amendment No. 1.

“Amendment No. 1 Notes” means the Notes issued on the Amendment No. 1 Effective Date by the Issuer and purchased by the Purchasers pursuant to Amendment No. 1 and Section 2.1, in the form of Exhibit A to Amendment No. 1.

“Closing Date Notes” means the Notes issued on the Closing Date by the Issuer and purchased by the Purchasers pursuant to Section 2.1, in the form of Exhibit B hereto.

e.
The following definitions in Section 1.1 of the Existing Note Purchase Agreement is hereby amended and restated in their entirety to read as follows:

“Allocated Share” means, with respect to each Purchaser, the amount set forth opposite such Purchaser’s name on Appendix A.

“Maturity Date” means the earlier of (i) December 31, 2024 and (ii) the date that the Obligations shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Notes” means the Amendment No. 1 Notes, the Closing Date Notes, and all other promissory notes accepted by any Purchaser from time to time in substitution therefor or renewal thereof, in each case, as such note may be reduced by any repayment, redemption or retirement thereof or otherwise increased.

“Purchase Price” means the purchase price of the Notes.

f.
Section 2.1(a) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(a) Notes Issuance. Subject to the terms and conditions hereof, each Purchaser listed on Appendix A severally agrees to purchase, and Issuer agrees to issue, sell and deliver (i) on the Closing Date, upon payment of the Purchase Price, such Purchaser’s Allocated Share of the Closing Date Notes and (ii) on the Amendment No. 1 Effective Date, such Purchaser’s Allocated Share of the Amendment No. 1 Notes (each, a “Notes Issuance”). Any Note issued under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed or reissued. Subject to Section 2.13 and Section 2.14, all amounts owed hereunder with respect to the Notes shall be paid in full in cash not later than the Maturity Date. It is understood and agreed that each Purchaser’s commitment to purchase Closing Date Notes terminated on the Closing Date. Each Purchaser’s commitment to purchase the Amendment No. 1 Notes listed on Appendix A shall terminate immediately and without further action on the Amendment No. 1 Effective Date after giving effect to the purchase of Notes in an amount equal to such Purchaser’s Allocated Share in respect of the Amendment No. 1 Notes, if any, on such date.

g.
Section 2.1(b)(ii) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Each Purchaser shall make the purchase price of its Note available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date or the Amendment No. 1 Effective Date, as applicable, by wire transfer of same day funds in Dollars, at Administrative

Agent’s Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, and receipt of all funds requested in the applicable Issuance Offer, Administrative Agent shall make the proceeds of the issuance and sale of the Notes available to Issuer on the Closing Date or the Amendment No. 1 Effective Date, as applicable, by causing an amount of same day funds in Dollars equal to the purchase price of all such Notes received by Administrative Agent to be wired to the account of Issuer as may be designated in writing to Administrative Agent by Issuer. It being understood that the Purchasers will not be required to fund any amounts to the Administrative Agent unless all of the terms and conditions precedent set forth in Section 3.1 (in the case of the Closing Date Notes) or Section 4 of Amendment No. 1 (in the case of the Amendment No. 1 Notes) have been satisfied or waived in accordance with Section 10.5.

h.
Section 5.22 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

5.22 [RESERVED]

i.
Appendix A of the Note Purchase Agreement is hereby amended and restated in its entirety in the form and substance of Appendix A attached hereto.
j.
The Notice Addresses for the Note Parties set forth on the first page of Appendix B of the Existing Note Purchase Agreement are hereby amended and restated in their entireties as follows:

To the Note Parties:

Roadzen, Inc.
111 Anza Blvd., Suite 109
Burlingame, CA 94010
Attention: Rohan Malhotra and Bruce Goldberg
Email: rohan@roadzen.ai and bruce@roadzen.ai

in each case, with a copy to (which shall not constitute notice):

Greenberg Traurig, LLP
1750 Tysons Boulevard, Suite 1000
McLean, VA 22102
Attention: Jason Simon
Email: jason.simon@gtlaw.com

k.
Promptly, and in any event within five (5) Business Days following receipt by the Issuer or its designee from the purchasers of the Closing Date Notes issued by the Issuer pursuant to the Existing Note Purchase Agreement, the Issuer and the Purchasers shall arrange for each of the Closing Date Notes issued by the Issuer pursuant to the Existing Note Purchase Agreement to be replaced and exchanged (the “Exchange”) for Amendment No. 1 Notes attached hereto as Exhibit A.
4.
Effectiveness. The amendments to the Existing Note Purchase Agreement as set forth in Section 3 above shall become effective immediately on the date hereof upon the satisfaction of each of the following conditions precedent (the date of such satisfaction, the “Amendment No. 1 Effective Date”):
a.
The Agent (or its counsel) shall have received the following, each in form and substance satisfactory to the Agent and the Purchasers:

i.
counterparts to this Amendment, which shall be duly executed by the Issuer, each Guarantor, the Purchasers and the Agent;
ii.
with respect to any Note Party (other than a UK Guarantor), (i) sufficient copies of each Organizational Document executed and delivered by each Note Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing the Note Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Note Party approving and authorizing the execution, delivery and performance of this Amendment and (iv) a good standing certificate (or equivalent) from the applicable Governmental Authority of each Note Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business each dated a recent date prior to the Amendment No. 1 Effective Date;
iii.
with respect to each UK Guarantor, an officer’s certificate dated as of the Amendment No. 1 Effective Date executed by a director in usual and customary format in the context of loan transactions in the U.K. (1) delivering, certifying and attaching: (A) its constitutional documents, including its articles of association, memorandum of association (if applicable), certificate of incorporation and change of name (if any), and any amendments thereto; (B) resolutions of its Board of Directors then in full force and effect (i) approving the terms of, and the transactions contemplated by, the Amendment and resolving that it execute the Amendment (including the additional Collateral Documents) to which it is a party, (ii) authorizing a specified person or persons on its behalf to execute the Amendment and additional Collateral Document to which it is a party, (iii) authorizing a specified person or persons on its behalf to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Amendment and the additional Collateral Documents to which it is a party; (C) resolutions signed by all holders of the issued shares in the UK Guarantor, (D) a specimen of the signature of each person authorized by the resolutions referred to in (B) above to sign the Amendment (including the additional Collateral Documents) and related documents on behalf of the UK Guarantor, (2) confirming that subject to any guarantee or security limitations as set out in the Amendment (including the additional Collateral Documents), guaranteeing or securing, as appropriate, up to any applicable limits set forth in the Amendment (including additional the Collateral Documents) to which it is a party, will not cause any guaranteeing, securing or similar limit binding on it to be exceeded, (3) certifying that each copy document relating to it and delivered in connection with the Amendment is correct, complete and (to the extent executed) in full force and effect and has not been amended or superseded as at a date no earlier than the Amendment No. 1 Effective Date; and (4) (in respect of each company whose shares are the subject of any Lien granted pursuant to a UK Security Document, each referred to as a “Charged Company”) certifying that: (A) (i) each member of the group has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and (ii) no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the UK Companies Act 2006) has been issued in respect of those shares, together with a copy of the “PSC register” (within the meaning of section 790C(10) of the UK Companies Act 2006) (each, a “PSC Notice”) of that Charged Company, which is certified by an authorized officer of the relevant UK Guarantor to be correct, complete and not amended or superseded as at a date no earlier than the Closing Date; or (B) that such Charged Company is not required to comply with Part 21A of the Companies Act 2006;
iv.
a legal opinion from Greenberg Traurig, LLP, US counsel to the Note Parties, in form and substance reasonably satisfactory to the Agent;

v.
an amended and restated note (substantially in the form attached to this Amendment as the applicable Exhibit A) executed by the Issuer in favor of each Purchaser;
vi.
a Solvency Certificate from a director or the chief financial officer or treasurer (or equivalent) of the Issuer and each Guarantor domiciled in the United States dated as of the date hereof and addressed to Administrative Agent and Purchasers;
vii.
an Issuance Offer; and
viii.
(1) a supplemental English law governed all-asset debenture entered into between each UK Guarantor as chargor and the Collateral Agent as collateral agent dated as of the Amendment No. 1 Effective Date and (2) a supplemental English law governed share charge over shares in Roadzen Holdings (UK) Limited by the Issuer entered into between the Issuer as chargor and the Collateral Agent as collateral agent, dated as of the Amendment No. 1 Effective Date.
b.
On the Amendment No. 1 Effective Date, both immediately prior to and immediately after giving effect to this Amendment, (x) the representations and warranties set forth in Section 5 shall be true and correct in all respects and (y) no Default or Event of Default shall exist.
c.
The Agent shall have deposited on behalf of the Issuer the Interest Reserve Amount into the Interest Reserve Account in accordance with the terms of the payment direction letter and attached funds flow delivered to the Agent by the Issuer on the date hereof.
d.
The Agent shall have received payment of all fees and expenses required to be paid on the Amendment No. 1 Effective Date under the Note Purchase Agreement, any Note Document and under any other written arrangements entered into between the Agent and the Issuer, in each case to the extent invoiced at least one (1) day prior to the Amendment No. 1 Effective Date (including, for the avoidance of doubt, all legal fees and expenses of Sidley Austin LLP as counsel to the Agent).
5.
Representations and Warranties. Each Purchaser, by acceptance of an Amendment No. 1 Note, hereby makes each of the representations and warranties set forth in Section 4.2 of the Original Note Purchase Agreement on and as of the Amendment No. 1 Effective Date. In addition, the Issuer hereby and warrants to the Agent, and the Purchasers on and as of the Amendment No. 1 Effective Date that:
a.
Each Note Party party hereto (a) is a Person duly incorporated, organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation (to the extent such concept of good standing exists in such jurisdiction), (b) has all requisite power and authority to execute, deliver and perform its obligations under the this Amendment and the other Note Documents to which it is a party and to incur indebtedness thereunder, (c) is duly qualified and in good standing (to the extent such concept of good standing exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (c) since the Closing Date, no event, circumstance or change, either individually or in the aggregate, has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.
b.
The execution and delivery by each Note Party party hereto of this Amendment, the performance by each Note Party party hereto of this Amendment and the Note Purchase Agreement and the incurrence of indebtedness thereunder, (i) have been duly authorized by all necessary corporate or other organizational action, and (ii) do not (1) contravene the terms of any of such Person’s Organization Documents, (2) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 6.2 of the Existing Note Purchase Agreement), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (3) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (2) and (3), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
c.
This Amendment has been duly executed and delivered by each Note Party that is a party hereto. This Amendment constitutes, and, when it becomes effective on the Amendment No. 1 Effective Date, the Note Purchase Agreement will constitute, a legal, valid and binding obligation of such Note Party, enforceable against each Note Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity principles of good faith and fair dealing.
d.
The representations and warranties of each Note Party set forth in Section 4 of the Existing Note Purchase Agreement and in each other Note Document are true and correct in all material respects on and as of the Amendment No. 1 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, however, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
e.
No Default or Event of Default exists immediately prior to or immediately after giving effect to this Amendment on the Amendment No. 1 Effective Date.
f.
No material approval, consent, exemption, authorization, or other action by, notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Note Party of this Amendment, the grant by any Note Party of the Liens granted by it pursuant to the Collateral Documents, the perfection (if and to the extent required by the Collateral and Guarantee Requirement) or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or the exercise by the Agent or any Purchaser of its rights under the Note Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Note Parties in favor of the Secured Parties and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement).
6.
References to Amended Senior Secured Note Purchase Agreement. On and after the Amendment No. 1 Effective Date, the parties agree that all references in the Note Purchase Agreement, the Note, and each of the other Note Documents to “this Amendment”, “the Agreement”, “the Note”, “the Note Purchase Agreement”, “the Senior Secured Note Purchase Agreement”, “the Note Documents”, “hereunder”, “hereof”, “thereunder”, “thereof” and words of like import shall mean and be a reference to the Existing Note Purchase Agreement as amended by this Amendment.
7.
Effect of Amendments. Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Secured Party under the Note Purchase Agreement or any other Note Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any of the Note Purchase Agreement and any other Note Documents, except as expressly provided herein, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall be deemed a “Note Document” as defined in the Agreement.
8.
Further Assurances. Each of the undersigned Note Parties, shall, at the request of the Agent and at such Note Party’s own expense, do all such other acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Amendment.
9.
Release. In consideration of the foregoing amendments, the Note Parties, and, to the extent the same is claimed by right of, through or under the Issuer or any Guarantor, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders, does hereby and shall be deemed to have forever remised, released and discharged each of the Secured Parties, and their respective Affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any Secured Party or any of its Affiliates would be liable if such persons or entities were found to be liable to the Issuer or any other Note Party, or any of them (collectively hereinafter the “Indemnified Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Indemnified Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Amendment or the Note Documents, and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing, except the obligations required to be performed by any Secured Party or its Affiliates or agents under the Note Documents on or after the date hereof.
10.
No Actions, Claims, Etc. Each Note Party acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any Secured Party, in any case, arising from any action or failure of any Secured Party to act under this Amendment or any other Note Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to any Secured Party or any of their Affiliates under this Amendment or any other Note Document. Each Note Party unconditionally releases, waives and forever discharges on its own behalf and on behalf of each of its subsidiaries and Affiliates (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Secured Party to such Note Party, except the obligations required to be performed by any Secured Party or its Affiliates or agents under the Note Documents on or after the date hereof and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Note Party might otherwise have against any Secured Party in connection with this Amendment or the other Note Documents or the transactions contemplated thereby, in the case of each of clauses (i) and (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

11.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment and the rights and obligations of the parties hereunder and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out or relating to this Amendment, the New Note, and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations law thereof.
12.
Counterparts; Electronic Execution and Transmission.
a.
This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which, when so executed and taken together, shall constitute a single contract.
b.
The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic images of manually executed signatures or electronic records, transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign). The use of electronic signatures and electronic records shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based record-keeping system, as the case may be, to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.
13.
Confirmation of Outstanding Obligations. The parties hereto hereby acknowledge and agree that, as of the date hereof after giving effect to the Amendment No. 1 Effective Date, the outstanding principal amount of the Notes as of such date is $11,500,000.00 in the aggregate.
14.
Reaffirmation. Each of the Note Parties party hereto as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Note Party grants liens or security interests in its property or otherwise acts as a guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Existing Note Purchase Agreement and the other Note Documents to which it is a party and (ii) to the extent such Note Party granted liens on or security interests in any of its property pursuant to the Existing Note Purchase Agreement or any such other Note Document as security for or otherwise guaranteed the Obligations under or with respect to the Existing Note Purchase Agreement or the other Note Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations in accordance with the terms of the Existing Note Purchase Agreement and the other Note Documents to which it is a party. Each of the Note Parties party hereto hereby consents to this Amendment and acknowledges that each of the Existing Note Purchase Agreement and the other Note Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not constitute a novation of the Obligations, the Existing Note Purchase Agreement or any other Note Document.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ROADZEN, INC.

By: /s/ Rohan Malhotra

Name: Rohan Malhotra

Title: CEO

NATIONAL AUTOMOBILE CLUB

By: /s/ Shanon Duthie

Name: Shanon Duthie

Title: President and CEO

ROADZEN HOLDINGS (UK) LIMITED, a company incorporated and registered in England and Wales

By: /s/ Mohit Pasricha

Name: Mohit Pasrisha

Title: Director

[Signature Page to Amendment No. 1

Agreed as of the date first written above:

MIZUHO SECURITIES USA LLC,
as Agent and as a Purchaser

By:	/s/ Sherif Lotfi
Name: Sherif Lotfi Title: Managing Director

[Signature Page to Amendment No. 1]

Schedule 1

Amendment No. 1

Purchaser	Amendment No. 1 Notes
MIZUHO SECURITIES USA LLC	$4,000,000.00

APPENDIX A
TO SENIOR SECURED NOTE PURCHASE AGREEMENT

Allocated Share

Purchaser	Purchaser’s Allocated Share
MIZUHO SECURITIES USA LLC	$11,500,000.00
Total	$11,500,000.00

EXHIBIT A

[attached]